            As filed with the Securities and Exchange Commission on May 11, 1999
                                                   Registration Number 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                           LIFEPOINT HOSPITALS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                               52-2165845
     (State or other jurisdiction of    (I.R.S. Employer Identification Number)
      incorporation or organization)

           4525 Harding Road
         Nashville, Tennessee                             37205
 (Address of Principal Executive Offices)               (Zip Code)

            LIFEPOINT HOSPITALS, INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                         William F. Carpenter III, Esq.
                             Senior Vice President,
                         General Counsel and Secretary
                           LifePoint Hospitals, Inc.
                               4525 Harding Road
                           Nashville, Tennessee 37205
                                 (615) 344-6261
           (Name, address and telephone number of agent for service)

                             --------------------

                                   Copies to:
                             Aileen C. Meehan, Esq.
                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                                 (212) 259-8000

                             --------------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM
 CLASS OF SECURITIES         AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
  TO BE REGISTERED          REGISTERED(1)               UNIT (2)                PRICE (2)             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per
share (3)                     5,425,000            $     8.875                  $  48,146,875             $  13,384.83
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of Common Stock or shares issuable pursuant to awards granted under the plan.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low selling prices, as reported on the Nasdaq National Market, of the common stock of the registrant on May 7, 1999.

(3) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following document filed with the Securities and Exchange Commission by LifePoint Hospitals, Inc. ("LifePoint") (File No. 0-29818) is incorporated herein by reference and made a part hereof:

     LifePoint's Registration Statement on Form 10, as amended, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description of the common stock and associated preferred stock purchase rights of LifePoint contained in such Registration Statement on Form 10; such description is qualified in its entirety by reference to the (i) Certificate of Incorporation of LifePoint and (ii) By-Laws of LifePoint, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description.

          All documents filed by LifePoint pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          The combined financial statements of LifePoint Hospitals, Inc. and its subsidiaries at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, appearing in LifePoint's Registration Statement on Form 10, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report on the authority of such firm as experts in accounting and auditing.

ITEM 4.   DESCRIPTION OF SECURITIES.
          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          LifePoint is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by LifePoint of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article Fourteenth of LifePoint's Certificate of Incorporation (which Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of LifePoint's officers and directors in accordance with the Delaware General Corporation Law. Article Twelfth of LifePoint's Certificate of Incorporation includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of LifePoint's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

          The directors and officers of LifePoint are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The documents listed hereunder are filed as exhibits hereto.

Exhibit Number    Description
--------------    -----------
      3.1         Certificate of Incorporation of LifePoint, as filed with the
                  Secretary of State of the State of Delaware on April 27, 1999 and amended on May 10, 1999.

      3.2         By-Laws of LifePoint.

      4.1         Form of Specimen Certificate for LifePoint Hospitals, Inc.
                  common stock, filed as exhibit 4.1 to LifePoint Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

      4.2         Form of Rights Agreement between LifePoint Hospitals, Inc.
                  and National City Bank, as rights agent, filed as exhibit 4.2 to LifePoint Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

      5           Opinion and Consent of Dewey Ballantine LLP.

     23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

     23.2         Consent of Ernst & Young LLP.

Exhibit Number    Description
--------------    -----------
     99           Form of LifePoint Hospitals, Inc. 1998 Long-Term Incentive
                  Plan, filed as exhibit 10.8 to LifePoint Hospitals, Inc.
                  Registration Statement on Form 10 under the Securities
                  Exchange Act of 1934, as amended, is incorporated herein by reference.


   ITEM 9.   UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, as of the 10th day of May 1999.

                                          LIFEPOINT HOSPITALS, INC.

                                          By:   /s/ Scott L. Mercy
                                              --------------------------
                                                    Scott L. Mercy
                                               Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  May 10, 1999                        By:  /s/ R. Milton Johnson
                                               --------------------------
                                                    R. Milton Johnson
                                                       Director

Date:  May 10, 1999                        By:  /s/ Bruce A. Moore
                                               --------------------------
                                                    Bruce A. Moore
                                                       Director

Date:  May 10, 1999                        By:  /s/ John M. Franck II
                                               --------------------------
                                                    John M. Franck II
                                                       Director

Date:  May 10, 1999                        By:  /s/ Scott L. Mercy
                                               --------------------------
                                                    Scott L. Mercy
                                                Chief Executive Officer
                                             (Principal executive officer)

Date:  May 10, 1999                        By:  /s/ Kenneth C. Donahey
                                               --------------------------
                                                    Kenneth C. Donahey
                                                 Senior Vice President
                                              and Chief Financial Officer
                                             (Principal financial officer)
                                           and principal accounting officer)

                               INDEX TO EXHIBITS

Exhibit Number       Description
--------------       -----------
     3.1             Certificate of Incorporation of LifePoint, as filed with
                     the Secretary of State of the State of Delaware on April
                     27, 1999 and amended on May 10, 1999.

     3.2             By-Laws of LifePoint.

     4.1             Form of Specimen Certificate for LifePoint Hospitals, Inc.
                     common stock, filed as exhibit 4.1 to LifePoint Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

     4.2             Form of Rights Agreement between LifePoint Hospitals, Inc.
                     and National City Bank, as rights agent, filed as exhibit
                     4.2 to LifePoint Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

     5               Opinion and Consent of Dewey Ballantine LLP.

    23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

    23.2             Consent of Ernst & Young LLP.

    99 Form of LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, filed as exhibit 10.8 to LifePoint Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.